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                                                            Exhibit 11
                          CYTRX CORPORATION
                   COMPUTATION OF NET LOSS PER SHARE



COMPUTATION OF LOSS PER SHARE - PRIMARY

                                               Three Month Period Ended September 30,     Nine Month Period Ended September 30,
                                                   ----------------------------------     -------------------------------------
                                                       1997              1996                    1997              1996
                                                   -----------       -----------             -----------       -----------
Net loss                                           $(1,299,011)      $(1,120,164)            $(4,234,663)      $(3,577,482)
                                                   -----------       -----------             -----------       -----------

Average number of common shares outstanding          7,416,979         7,705,829               7,422,488         7,809,622
Common shares issuable assuming exercise of
       stock options and warrants(1)                         -                 -                       -                 -
                                                   -----------       -----------             -----------       -----------

Total                                                7,416,979         7,705,829               7,422,488         7,809,622
                                                   -----------       -----------             -----------       -----------

Net loss per share                                 $     (0.18)      $     (0.15)            $     (0.57)      $     (0.46)
                                                   ===========       ===========             ===========       ===========




COMPUTATION OF LOSS PER SHARE - FULLY DILUTED

Net loss                                           $(1,299,011)      $(1,120,164)            $(4,234,663)      $(3,577,482)
                                                   -----------       -----------             -----------       -----------

Average number of common shares outstanding          7,416,979         7,705,829               7,422,488         7,809,622
Common shares issuable assuming exercise of
       stock options and warrants(1)                         -                 -                       -                 -
                                                   -----------       -----------             -----------       -----------

Total                                                7,416,979         7,705,829               7,422,488         7,809,622
                                                   -----------       -----------             -----------       -----------

Net loss per share                                 $     (0.18)      $     (0.15)            $     (0.57)      $     (0.46)
                                                   ===========       ===========             ===========       ===========


(1) Stock options and warrants outstanding are excluded from the computation of net loss per share since their effect would be antidilutive.